THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT,
                           LIMITED WAIVER AND CONSENT

     This Third Amendment to Loan and Security Agreement, Limited Waiver and Consent("Amendment") is dated September 3, 1997 and entered into by and between HELLER FINANCIAL, INC. ("Lender"), and THE RIGHT START, INC. ("Borrower").

     WHEREAS, Lender and Borrower have entered into a Loan and Security Agreement dated November 14, 1996 (as amended, the "Loan Agreement"); and

     WHEREAS, an Event of Default is in existence under subsection 8.1(C) of the Agreement as a result of Borrower's breach of the Minimum EBITDA covenant contained in subsection 6.3 for the two (2) fiscal quarters ending July 31, 1997 (the "Existing Event of Default"); and

     WHEREAS, Borrower has requested that Lender (i) waive the Existing Event of Default, (ii) amend the EBITDA covenant, (iii) increase Lender's Letter of Credit Liability, and (iv) consent to Borrower's sale of 1,500,000 shares of its common stock; and

     WHEREAS, Lender has agreed to Borrower's requests, subject to the terms and conditions set forth herein.

     NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in the Agreements and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

          1. Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Loan Agreement, as amended hereby.

          2. Amendments. The Agreement is hereby amended as follows:

          (a) Subsection 2.1(G)(1) is deleted in its entirety and replaced with the following:

                  (1) Maximum  Amount.  The  aggregate  amount of Letter
            of Credit Liability with respect to all Lender Letters of Credit outstanding at any time shall not exceed $3,000,000.

          (b) Subsection 6.3 is deleted in its entirety and replaced with the following:

               6.3 Minimum EBITDA. Borrower shall have a minimum EBITDA for the two (2) fiscal quarters ending July 31, 1997 of no more negative than ($1,850,000) and for the three (3) fiscal quarters ending October 31, 1997 of no more negative than ($3,000,000).

          3. Limited Waiver. Lender hereby waives the Existing Event of Default. This is a limited waiver and shall not be deemed to constitute a waiver of any other existing Events of Default or any future breach of the Agreement or any of the other Loan Documents (including, without limitation, a breach of the covenant causing the Existing Event of Default for any period other than that specified herein).

          4. Limited Consent. Notwithstanding the provisions of subsection 7.8 of the Agreement, entitled "Transactions with Affiliates", Lender hereby consents to Borrower's sale of 1,500,000 shares of common stock pursuant to that certain Securities Purchase Agreement dated as of September 4, 1997 among Borrower and the Purchasers (as defined therein) listed on the signature pages thereto (a copy of which is attached hereto as Exhibit A, the "Securities Purchase Agreement"), the net proceeds of which shall be equal to at least $3,500,000 and be wire transferred directly to the Blocked Account. This is a limited consent which shall be effective only with respect to the specific facts set forth above. This limited consent shall not be deemed to constitute a consent or waiver of any other term, provision or condition of the Agreement or to prejudice any right or remedy that Lender may now have or may have in the future under or in connection with any of the Loan Documents.

          5. Conditions. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent (unless specifically waived in writing by Lender):

      (a) there shall have occurred no material  adverse change in the business,
      operations,   financial  conditions,  profits  or  prospects,  or  in  the
      Collateral of Borrower;

      (b) Borrower shall have executed and delivered such other documents and instruments as Lender may require;

      (c) all corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Lender and its legal counsel;

      (d) Borrower shall have received net proceeds in an amount of at least $3,500,000 from the sale of 1,500,000 shares of its common stock pursuant to the Securities Purchase Agreement and wire transferred said proceeds to the Blocked Account; and

      (e) Borrower shall have paid Lender a documentation fee in the amount of $500.00

     Section 5.02 Ratification. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement, are ratified and confirmed and shall continue in full force and effect.

     Section 5.03 Corporate Action The execution, delivery and performance of this Amendment have been authorized by all requisite corporate action on the part of Borrower and will not violate the Articles of Incorporation or Bylaws of Borrower.

     Section 5.04 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

     Section 5.05 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Lender and Borrower and their respective successors and assigns.

     Section 5.06 Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.


      IN WITNESS WHEREOF, the parties have executed this Amendment on the date first above written.

                                    HELLER FINANCIAL, INC.,
                                    as Lender

                                       By:
                                     Title:


                                    THE RIGHT START, INC.,
                                   as Borrower

                                       By:
                                     Title: